EXHIBIT 23

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Addison-Davis Diagnostics, Inc. on Form SB-2 of our report dated August 19, 2004 on the consolidated financial statements of QT 5, Inc. as of June 30, 2004, and for each of the years in the two-year period then ended appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears in the caption "Experts" in such Prospectus.

                                        /s/ CORBIN & COMPANY, LLP

Irvine, California
July 19, 2005